Exhibit 10.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of June 1, 2005, by and between G.K. Gymnastics, Inc. a Colorado corporation (“Seller”), and U.S.A. Connection, Inc., a Colorado Corporation (“Buyer”).

R E C I T A L S

Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Assets (as defined in Section 1), subject to and upon the terms and conditions hereinafter set forth.

A G R E E M E N T

It is agreed as follows:

1. Sale and Purchase of Assets. Subject to and upon the terms and conditions set forth herein, Seller agrees to sell, assign, convey, transfer and deliver (“Transfer”) to Buyer and Buyer agrees to purchase from Seller, on the Closing Date (as defined in Section 10), the following assets (“Assets”):

(a) All items of inventory, including, but not limited to goods for sale, supplies and inventory of equipment held for rental to customers, kits, and spare parts;

(b) The right to use the name “Action Fashions” and all intangible rights thereto and all trade secrets, know how, customer lists, inventions and other intangible property used in the business of Seller; and

(c) All computer printouts, software, databases and related items, copies of books and records and files related to the business of Seller and any of the Assets.

Buyer acknowledges that the Assets do not include any cash, cash equivalents, accounts receivable or tax or other refunds due to Seller.

2. Consideration.

(a) In consideration of the Assets to be transferred by Seller, Buyer shall deliver to Seller a promissory note in the amount of $19,000 on the Closing Date.

(b) The parties agree that the total consideration paid by Buyer shall be allocated among the Assets as follows: $19,000 shall be allocated towards the purchase of the inventory for sale.

3. No Assumption of Indebtedness; Payment of Sales Tax.

(a) Buyer is not assuming any liabilities or indebtedness of Seller in connection with the transactions contemplated hereby and shall have no liability for any such liabilities or indebtedness by reason of this Agreement or the transactions contemplated hereby.

(b) Buyer shall be responsible for all sales and use taxes due with respect to this Agreement.

4. Bulk Sales Law Compliance;Instruments of Transfer, Etc.

(a) Buyer shall have given notice in compliance with the Colorado Commercial Code if required. Seller shall furnish to Buyer all information necessary to prepare the notice, including the names and business addresses used by Seller within the last three (3) years and the location of all of the assets to be transferred under this Agreement at least fifteen (15) business days before the Closing Date.

(b) Seller shall deliver to Buyer on the Closing Date and thereafter upon Buyer’s request such bills of sale, assignments and other good and sufficient instruments of Transfer in form and substance satisfactory to Buyer and its counsel as are necessary to effectively Transfer all of Seller’s right, title and interest in the Assets to Buyer. At any time after the Closing Date, Seller shall execute, acknowledge and deliver to Buyer any further documents, assurances or other matters, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer and as are necessary or desirable to carry out the purpose of this Agreement.

5. Representations and Warranties of Seller. Seller represents, warrants and covenants to Buyer as of the date hereof and as of the Closing Date as follows:

5.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

5.2 Power and Authority. Seller has all corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith, including, but not limited to, those instruments of Transfer described in Section 4 of this Agreement (collectively “Documents”). All corporate action on the part of Seller, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Documents by Seller has been taken and no further corporate or other authorization on the part of Seller is required to consummate the transactions provided for in the Documents. When executed and delivered by Seller, the Documents shall constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms. Neither the execution, delivery nor performance of the Documents by Seller shall (i) violate or result in a breach of any provisions of Seller’s articles of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party or its assets or properties are bound, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

5.3 Title to Assets. Seller has and will Transfer to Buyer good and marketable title to the Assets, free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

5.4 Inventory. The inventory, including the inventory of rental equipment on Schedule 5.4 hereto is of merchantable quality, free of defects and salable (or usable) in the ordinary course of business of Seller.

5.5 Furniture and Equipment. All of the items of furniture and equipment set forth on the Schedule 5.5 hereto are suitable for the purpose or purposes for which it is being used and is in such good and proper condition and repair as to permit the continued use by Buyer in accordance with its intended purpose.

5.6 Lease. None.

5.7 Liabilities. Seller is paying and will pay all of its liabilities, debts and obligations outstanding as of the Closing Date.

5.8 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency is in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person, or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There are no actions or proceedings pending or threatened arising out of or related to the Assets. There is no voluntary action or proceeding affecting the Assets pending or the commencement of which is contemplated by Seller, and to the best knowledge of Seller there is no involuntary action or proceeding pending or the commencement of which is threatened or contemplated affecting the Assets against Seller, under any federal, state or local bankruptcy, insolvency, reorganization, receivership, attachment or other similar law.

5.9 Approvals and Consents. There are no permits, consents or approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

5.10 Financial Statements. Seller has delivered to Buyer the unaudited financial statements of Seller and such financial statements are complete and correct, and fairly and accurately presents the financial position of Seller as of the date or periods indicated.

5.11 Absence of Undisclosed Liabilities. Except as previously disclosed to Buyer in writing, Seller has no material liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which are not reflected in the Seller Balance Sheet. There is no fact known to Seller which materially adversely affects or in the future is likely to materially adversely affect the businesses, properties, the Assets or operations of Seller which has not been set forth in the Seller Balance Sheet or previously disclosed to Buyer in writing.

5.12 Survival of Representations and Warranties. The representations and warranties of Seller made herein shall not be affected by any information furnished to or investigations made by Buyer, or any of its employees or representatives in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period commencing with the date hereof and expiring on December 31, 2005.

6. Representations and Warranties of Buyer. Buyer represents, warrants and covenants to Seller as of the date hereof and as of the Closing Date as follows:

6.1 Organization. Buyer is a Colorado Corporation validly existing and in good standing under the laws of the State of Colorado.

6.2 Power and Authority. Buyer has all requisite partnership power and authority to enter into and to carry out all of the terms of this Agreement and the other Documents executed and delivered in connection herewith. All corporate action on the part of Buyer and its partners necessary for the authorization, execution, delivery and performance of the Documents by Buyer has been taken and no further authorization on the part of Buyer is required to consummate the transactions provided for in the Documents. When executed and delivered by Buyer, the Documents shall constitute the valid and legally binding obligations of Buyer enforceable in accordance with their respective terms.

6.3 Survival of Representations and Warranties. The representations and warranties of Buyer made herein shall not be affected by any information furnished to or investigations made by Seller, or any of its employees or representatives in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period commencing with the date hereof and expiring on December 31, 2005.

7. Certain Additional Understandings and Agreements.

7.1 [Intentionally Omitted]

7.2 Assignment and Amendment to Lease. None.

7.3 Prorations. None.

7.4 Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and purposes of this Agreement, including, but not limited to, the relinquishment or changing of Seller’s dba to “Deep Six Enterprises” or a similar name.

7.5 Notification of Creditors. On the Closing Date, Buyer shall notify the creditors listed on Schedule 7.6 that Seller is not responsible for goods ordered by Buyer after the Closing Date.

8. Conditions to Buyer’s Obligations. Buyer’s obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Buyer):

8.1 Representations and Warranties. The representations and warranties of Seller contained herein shall have been true and correct in all material respects as of the Closing Date.

8.2 Performance of Covenants. Seller shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

8.3 Instruments of Transfer. Seller shall have delivered to Buyer a bill of sale for the Assets and such other good and sufficient instruments of Transfer in form and substance satisfactory to Buyer and its counsel as shall be necessary to effectively Transfer all of the Seller’s right, title and interest in the Assets to Buyer.

8.4 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

8.5 Bulk Sale Compliance. The Notice to Creditors of Bulk Sale shall have been published and all requirements of the California Commercial Code relating to “Bulk Sales” shall have been complied with by the parties.

8.6 [Intentionally Omitted]

8.7 Approval and Consents. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

9. Conditions to Seller’s Obligations. Seller’s obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Seller):

9.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall have been true and correct in all material respects as of the Closing Date.

9.2 Performance of Covenants. Buyer shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

10. Closing. The closing of the sale and purchase of the Assets and the other transactions contemplated by this Agreement shall take place at the offices of Seller (“Closing Date”).

11. Indemnification by Seller.

11.1 General. Seller agrees to indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys’ fees, that Buyer shall incur or suffer which: (i) arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, the schedules and exhibits hereto or in any other Document furnished to such party under this Agreement; and (ii) any liability of Seller or Seller’s business arising out of events occurring, products or services sold or any activities of Seller prior to the Closing Date whenever such liabilities may arise.

11.2 Procedures; Rights to Separate Counsel. In the event Buyer receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this Section 11, Buyer shall promptly notify the Seller of such complaint, notice, claim or action, and Seller shall have the right to investigate and defend any such loss, claim, damage, liability or action. Buyer shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of Seller, unless Seller fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by Seller. In no event shall Seller be obligated to indemnify Buyer for any settlement of any claim or action effected without Seller’s prior written consent.

12. General.

12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or, if mailed, three (3) business days after having been mailed by registered or certified mail with return receipt requested, postage prepaid, addressed:

(a) If to Buyer: U.S.A. Connections, Inc.
PO Box 235472
Encinitas, CA 92024

(b) If to Seller: G.K. Gymnastics, Inc.
2026 Lowe
Fort Collins, CO 80525

or at such other address as shall have been furnished to the other in writing.

12.2 Successors and Assigns. Neither this Agreement nor the rights or obligations of Seller under this Agreement shall be assignable without the written consent of Buyer and any such purported assignment without the written consent of Buyer shall be void and with effect. Except as otherwise provided herein, this Agreement and all covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors, representatives and assigns.

12.3 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof, except as stated below, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall, except for mistakes of law, be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator, which shall, in the case of damages, be limited to actual damages proven in the arbitration, may be entered in any court having jurisdiction thereof.

There shall be a single arbitrator who shall be an existing or former judge of a court of record within the United States or an attorney in good standing admitted to practice for a period of at least ten (10) years within the United States. No arbitration shall involve parties other than the parties hereto and their respective successors and assigns or be in any respect binding with respect to any such other parties. The situs of the arbitration will be in the State of Colorado.

The parties to any arbitration arising hereunder shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration and to use and exercise all of the same rights, remedies and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a court of highest jurisdiction in the state where the arbitration is held. The arbitrator shall have the power to enforce said discovery by imposition of same terms, conditions, consequences, liabilities, sanctions and penalties as can be or maybe imposed in like circumstances in a civil action by a court of highest jurisdiction of the state in which the arbitration is held, except the power to order the arrest or imprisonment of a person.

If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled from the losing party or parties, both attorney’s fees and costs of the arbitration and/or suit as part of the judgment rendered.

12.4 Attorneys’ Fees. If any legal action or any mutually agreed upon arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

12.5 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

12.6 Modification. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

12.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

12.8 Counterparts. This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first hereinabove written.

“BUYER”

U.S.A. Connections, Inc.
a Colorado corporation

__________________________________________
By:
Its:

“SELLER”

G.K. Gymnastics, Inc.
a Colorado corporation

__________________________________________
By:
Its: